n e w s  r e l e a s e                                                                                                                    Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY  40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
502.580.3644
Rnethery@humana.com

Tom Noland
Humana Corporate Communications
502.580.3674
Tnoland@humana.com

Humana to Host Biennial Investor Meeting

LOUISVILLE, KY (December 2, 2014) – Humana Inc. (NYSE: HUM) announced that it will be hosting an Investor Meeting in New York City on Thursday, December 4, 2014, at 9:00 a.m. eastern time.  The Investor Meeting will include a number of presentations by company leaders focusing on Humana’s strategic direction, operational and financial progress and expectations for future performance.

At the Investor Meeting, the company will reiterate its guidance for the years ending December 31, 2014 and 2015 as filed with the Securities and Exchange Commission on November 7, 2014 in conjunction with its third quarter 2014 earnings release.  A copy of those detailed guidance points is included with this release.

Humana encourages the investing public and media to listen to its Investor Meeting via the Internet since attendance at the event is by invitation only.  The Investor Meeting webcast and virtual presentation (audio with slides) may be accessed via the Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the event. The company also suggests web participants visit the site in advance to run a system test and to download any free software needed.

Below is the agenda for the event:

Humana’s Investor Meeting 2014
Thursday, December 4, 2014; 9:00 a.m. EST Webcast available via Investor Relations page at www.humana.com
Topic	Speaker
Welcome	Regina Nethery	Vice President, Investor Relations
Strategic Overview	Bruce Broussard	President and Chief Executive Officer
The Consumer Experience	Jody Bilney	Senior Vice President and Chief Consumer Officer
Integrated Care Delivery	Jim Murray	Executive Vice President and Chief Operating Officer
The Power of Data Analytics	Marsden Connolly Brian LeClaire, PhD	Segment Vice President and President, Clinical Care Services Senior Vice President and Chief Information Officer
Humana At Home	Marsden Connolly Eric Rackow, MD	Segment Vice President and President, Clinical Care Services President, Humana At Home
Population Health/Continuum of Care	Roy Beveridge, MD Tim O’Rourke Jaewon Ryu, MD	Senior Vice President and Chief Medical Officer Segment Vice President, Provider Development Segment Vice President and President, Integrated Care Delivery
Humana Pharmacy	William Fleming, PharmD	Segment Vice President and President, Humana Pharmacy
Integrated Care Delivery Q&A
Retail Segment Strategy	Jim Murray	Executive Vice President and Chief Operating Officer
Retail Segment Operations	Alan Wheatley	President, Retail Segment
Retail Segment Q&A
Financial Update	Brian Kane	Senior Vice President and Chief Financial Officer
Final Wrap-up / Q&A

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•
If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate , Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends.

•
If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products.

•
If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•
Humana’s business may be materially adversely impacted by CMS’s adoption of a new coding set for diagnoses (commonly known as ICD-10), the implementation of which has been deferred to at least October 1, 2015.

•
Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•
As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government-determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•
The Health Care Reform Law, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company's medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company's ability to maintain the value of its goodwill; and the company’s cash flows. In addition, if Humana is unable to adjust its business model to address the non-deductible health insurance industry fee and other assessments, including the three-year commercial reinsurance fee, such as through the reduction of the company’s operating costs, there can be no assurance that the non-deductible health insurance industry fee and other assessments would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•
Humana’s participation in, and the operational functionality of, the new federal and state health care exchanges, which have experienced certain technical difficulties in their early implementation and which entail uncertainties associated with mix and volume of business, could adversely affect the company’s results of operations, financial position, and cash flows.

•
Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	Any failure to manage operating costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana's business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

• Form 10-K for the year ended December 31, 2013;

• Form 10-Q for the quarter ended March 31, 2014, June 30, 2014, and September 30, 2014;

• Form 8-Ks filed during 2014.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

-	Annual reports to stockholders
-	Securities and Exchange Commission filings
-	Most recent investor conference presentations
-	Quarterly earnings news releases
-	Replays of most recent earnings release conference calls
-	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors)
-	Corporate Governance information

Humana Inc. – Earnings Guidance Points as Issued on November 7, 2014

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2014 (FY14)	For the year ending December 31, 2015 (FY15)	Comments
Diluted earnings per common share	$7.40 to $7.60 (adjusted) (a)	$8.50 to $9.00
(a) Adjusted earnings per share for 2014 excludes approximately $0.15 per share associated with the early retirement of debt in the fourth quarter of 2014.  The Company has included this financial measure (not in accordance with Generally Accepted Accounting Principles (GAAP)) in its summary of financial results within this earnings press release as management believes that this measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and its investors in analyzing the company’s ongoing business and operating performance.  The excluded item (retirement of debt) is not a recurring part of the company’s operating plan.  Consequently, management uses this non-GAAP financial measure as an indicator of business performance, as well as for operational planning and decision making purposes.  Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.  To reconcile the non-GAAP to the GAAP amount, approximately $0.15 per share associated with the early retirement of debt in the fourth quarter of 2014 should be deducted, to arrive at GAAP EPS guidance of $7.25 to $7.45.

Revenues Consolidated Segments Retail Segment Employer Group Segment Healthcare Services Segment	$48 billion to $49 billion $33.5 billion to $34.5 billion $12.0 billion to $12.5 billion $19.5 billion to $20.0 billion	$53.5 billion to $54.5 billion $38.5 billion to $40.0 billion $12 billion to $13 billion $22.5 billion to $23.5 billion	Revenues include expected interest income. Segment-level revenues include intersegment amounts that eliminate in consolidation.
Consolidated investment income	$350 million to $400 million	$350 million to $400 million	Investment income is included in revenue guidance above.
Ending medical membership; and changes
Retail Segment
Medicare Advantage (MA)

Medicare stand-alone PDPs

State-based Medicaid

Individual commercial

Medicare Supplement

Employer Group Segment
Medicare Advantage

Commercial fully-insured

Commercial ASO

2,443,700 to 2,453,700; Up 375,000 to 385,000

3,829,100  to 3,879,100; Up 650,000 to 700,000

275,500 to 295,500; Up 190,000 to 210,000

980,400 to 1,030,400; Up 475,000 to 525,000

129,700 to 139,700; Up 35,000 to 45,000

479,100 to 499,100; Up 50,000 to 70,000

1,187,000 to 1,197,000; Down 40,000 to  50,000

1,092,800 to 1,102,800; Down 60,000 to 70,000

2,683,700 to 2,703,700; Up 235,000 to 255,000

4,329,100 to 4,379,100; Up 475,000 to 525,000

285,500 to 290,500; Flat to Up 5,000

915,400 to 925,400; Down 80,000 to 90,000

170,000 to 180,000; Up 35,000 to 45,000

479,100 to 489,100; Flat to Down 10,000

1,162,000 to 1,172,000; Down 20,000 to 30,000

672,800 to 697,800; Down 400,000 to 425,000

Includes MA membership sold directly to individuals as well as dual-eligible MA members from state-based contracts.

Medicare stand-alone PDPs exclude Limited Income Newly Eligible Transitions (LI-NET) membership.

Includes Medicaid Temporary Assistance for Needy Families (TANF) which contracts are generally reinsured through partnering relationships, and Long-Term Support Services (LTSS) membership from state-based contracts.

Includes membership expectations for both on-exchange and off-exchange enrollment.

Benefit ratios Retail Segment Employer Group Segment	83.5% to 84.5% 83.5% to 84.5%	83.5% to 84.5% 83.5% to 84.5%	Benefits expense as a percent of premiums.
Operating cost ratios Consolidated Healthcare Services Segment	15.75% to 16.25% 95.25% to 95.75%	14.5% to 15.5% 95.5% to 96.0%	Operating costs as a percent of total revenues excluding investment income.
Consolidated depreciation and amortization (D&A) Income statement Cash flows statement	$330 million to $340 million $435 million to $445 million	$350 million to $370 million $470 million to $490 million	Certain D&A is included in benefits expense on the income statement but shown as a non-cash item on the cash flows statement.
Consolidated interest expense	$190 million to $195 million	$185 million to $190 million	Interest expense for FY14 includes $0.15 per share of expenses from early retirement of debt in 4Q14.
Pretax results Retail Segment Employer Group Segment Healthcare Services Segment	$1.13 billion to $1.18 billion $250 million to $290 million $725 million to $775 million	$1.425 billion to $1.525 billion $275 million to $325 million $775 million to $825 million	Segment-level pretax results include the impact of net investment income. FY15 includes $0.30 to $0.35 per share of investment spending related to state-based contracts.
Effective Tax Rate	46% to 47%	49.0% to 49.5%	Reflects the non-deductibility of the industry fee.
Weighted average shares for diluted earnings per common share	Approximately 156 million	Approximately 150 million	Reflects impact of repurchases.
Cash flows from operations	$1.1 billion to $1.4 billion	$1.5 billion to $1.8 billion
Includes anticipated FY14 receivables of $700 million to $750 million and FY15 receivables of $325 million to $400 million related to health care exchange risk adjustment, reinsurance, and risk corridor programs.

Capital expenditures	$500 million to $525 million	$575 million to $625 million